UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-256598	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Strategic Storage Trust VI, Inc. (the “Company”), through certain special purpose entities wholly owned by its operating partnership, is party to a credit agreement (the “Credit Agreement”) with Huntington National Bank (“Huntington”), as administrative agent and sole lead arranger. Under the terms of the Credit Agreement, the Company, through its subsidiaries, had a maximum borrowing capacity of $100 million (the “Huntington Credit Facility”).

On April 13, 2023, the Company and Huntington amended the Huntington Credit Facility to: (i) increase the borrowing capacity up to approximately $107.6 million, (ii) extend the maturity date by one-year until November 30, 2025, (iii) add two additional special purpose entities as borrowers under the loan (the “Additional Borrowers”), and (iv) modify certain other covenants (the “Huntington Amendment”). In connection with the Huntington Amendment, the Company, through the Additional Borrowers, added the properties owned by the Additional Borrowers to the Huntington Credit Facility and drew approximately $12.5 million of capacity.

The information in this Item 2.03 with respect to the Huntington Amendment is qualified in its entirety by the Huntington Amendment, which is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Joinder Agreement and Third Amendment to Loan Documents, dated April 13, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: April 19, 2023	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer